   As filed with the Securities and Exchange Commission on November 13, 1997
                                                      Registration No. 33-80643
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _____________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       To
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 _____________

                              BORDERS GROUP, INC.
             (Exact name of Registrant as specified in its charter)

         MICHIGAN                         5942                   38-3196915
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or        Classification Code Number)  Identification No.)
       organization)
                           500 East Washington Street
                           Ann Arbor, Michigan 48104
                                 (313) 913-1100
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             THOMAS D. CARNEY, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                           500 EAST WASHINGTON STREET
                           ANN ARBOR, MICHIGAN 48104
                                 (313) 913-1977

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With a copy to:
                              Verne C. Hampton II
                  Dickinson, Wright, Moon, VanDusen & Freeman
                            500 Woodward, Suite 4000
                            Detroit, Michigan 48226
                                 (313) 223-3500

                          DEREGISTRATION OF SECURITIES

--------------------------------------------------------------------------------------------
   Title of each class of        Number initially      Amount being       Amount Sold by
securities to be deregistered       registered         deregistered     Selling Shareholders
--------------------------------------------------------------------------------------------

Common Stock                       430,884 Shs.        142,343 Shs.         288,541 Shs.
--------------------------------------------------------------------------------------------

                DEREGISTRATION OF 142,343 SHARES OF COMMON STOCK

     On December 19, 1995 Borders Group, Inc. (the "Company") filed with the Securities and Exchange Commission, a Registration Statement (Registration Statement No. 33-80643) on Form S-1 under the Securities Act of 1933, as amended. Such Registration Statement related to up to 430,884 shares of the Company's common stock, offered on behalf of or for the account of certain Selling Shareholders named therein. As of November 1, 1997, 288,541 shares had been sold under the Registration Statement. As of November 1, 1997, 142,343 shares entitled to be sold under the Registration Statement were unsold. Accordingly, the Company hereby deregisters 142,343 shares of common stock previously registered under the Registration Statement that were unsold as of November 1, 1997.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ann Arbor and State of Michigan on the 12th day of November, 1997.


                                                BORDERS GROUP, INC.

                                                /s/ Robert F. DiRomualdo
                                                -------------------------
                                                Robert F. DiRomualdo
                                                Chairman of the Board and
                                                  Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 12, 1997.



Signature                       Title

/s/ Robert F. DiRomualdo        Chairman of the Board, Chief Executive
------------------------        Officer and Director
Robert F. DiRomualdo


/s/ George R. MrKonic           Vice Chairman of the Board and Director
--------------------------      (Principal Financial and Accounting
George R. MrKonic                Officer)


/s/ Peter R. Formanek           Director
--------------------------
Peter R. Formanek


/s/ Amy B. Lane                 Director
--------------------------
Amy B. Lane


/s/ Victor L. Lund              Director
--------------------------
Victor L. Lund


/s/ Larry Pollock               Director
--------------------------
Larry Pollock


/s/ Leonard A. Schlesinger      Director
--------------------------
Leonard A. Schlesinger